EXHIBIT E

AGREEMENT

AGREEMENT (this “Agreement”), dated and effective as of September 29, 2013, by and among Stonegate Investors Parallel Holdings LLC, a Delaware limited liability company (“Parallel”), Glick Pluchenik 2011 Trust (“Glick”), and Long Ridge Equity Partners, LLC, a Delaware limited liability company (“Long Ridge”).

W I T N E S S E T H:

WHEREAS, Glick is a Member of Parallel with a percentage interest of 18.75% (the “Glick Membership Interests”) (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Limited Liability Company Agreement of Parallel, dated as of March 9, 2012 (the “Parallel Operating Agreement”));

WHEREAS, Long Ridge is a Member and the Manager of Parallel;

WHEREAS, immediately prior to effectiveness hereof and pursuant to that certain Agreement (the “SIH Distribution Agreement”) between Stonegate Investors Holdings LLC, a Delaware limited liability company (“SIH”), and Parallel, a copy of which is attached hereto as Exhibit A, SIH distributed to Parallel (x) 1,134,124 shares of common stock (“Common Stock”) of Stonegate Mortgage Corporation, an Ohio corporation (“Stonegate”), which constitutes 6.44% of issued and outstanding capital stock of Stonegate and (y) warrants to purchase up to 39,062 shares of Common Stock;

WHEREAS, each of the parties desire that Parallel (i) distribute to Glick (x) 1,042,140 shares of Common Stock (the “Glick Subject Stonegate Shares”) and (y) warrants to purchase up to 35,156 shares of Common Stock (the “Glick Subject Stonegate Warrant Shares”, and together with the Glick Subject Stonegate Shares, the “Glick Subject Stonegate Interests”), (ii) redeem all of the Glick Membership Interests and (iii) distribute to Long Ridge (x) 91,984 shares of Common Stock (the “LR Subject Stonegate Shares”) and (y) warrants to purchase up to 3,906 shares of Common Stock (the “LR Subject Stonegate Warrant Shares”, and together with the LR Subject Stonegate Shares, the “LR Subject Stonegate Interests”);

WHEREAS, each of the parties to this Agreement intends that the distribution of LR Subject Stonegate Interests be treated as a distribution of property from Parallel to Long Ridge pursuant to Section 731 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, Stonegate desires to acknowledge the foregoing transactions.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Distribution and Redemption.  (a) Parallel hereby distributes, assigns and transfers to (i) Glick all of Parallel’s right, title and interest in and to the Glick Subject Stonegate Interests and (ii) Long Ridge all of Parallel’s right, title and interest in and to the Long Ridge Subject Stonegate Interests and (b) Glick hereby conveys and surrenders to Parallel, and Parallel hereby redeems the Glick Membership Interests.

2.           Termination of Glick Letter Agreement.  Effective immediately following the effectiveness of the transaction described in Section 1 above, each of Long Ridge and Glick hereby acknowledge and agree that that certain letter agreement, dated as of March 5, 2012, is hereby terminated and obligations thereunder are deemed satisfied in full.

3.           Stonegate Acknowledgement.  Stonegate hereby acknowledges the transfer of its Common Stock and warrants to purchase Common Stock pursuant to the terms of this Agreement and the SIH Distribution Agreement.

4.           Further Assurances.  Each of the parties hereto agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that either party may reasonably request, in order to perfect, protect or carry out the transactions contemplated by this Agreement including, without limitation, the registration in the name of “Glick Pluchenik 2011 Trust” (with respect all shares Common Stock issued and/or issuable to Glick) and “Long Ridge Equity Partners, LLC” (with respect all shares Common Stock issued and/or issuable to Long Ridge) on the books and records of American Stock Transfer & Trust Company, LLC (or its successor), as registrar for the Stonegate’s Common Stock.

5.           SEC Reporting.  Glick hereby agrees that it will cooperate with Long Ridge in connection with any reporting obligations of SIH and/or Long Ridge under Sections 13 and 16 of the Securities Exchange of 1934, as amended (the “Exchange Act”). In furtherance of the foregoing, Glick agrees that it will respond to any Long Ridge request within two (2) business days following any such request, time being of the essence, to update Long Ridge and provide it with notice of the number of shares of Common Stock “beneficially owned”, as defined in the Exchange Act, by Glick.

6.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

7.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[The remainder of this page is intentionally blank and the next page is the signature page.]

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GLICK PLUCHENIK 2011 TRUST

By:
Name:
Title:

STONEGATE INVESTORS PARALLEL HOLDINGS LLC

By:	/s/ Kevin Bhatt
	Name:	Kevin Bhatt
	Title:	Vice President

LONG RIDGE EQUITY PARTNERS, LLC

By:	/s/ Kevin Bhatt
	Name:	Kevin Bhatt
	Title:	Partner

Acknowledgement:

STONEGATE MORTGAGE CORPORATION

By:
	Name:	James J. Cutillo
	Title:	Chief Executive Officer

Signature Page to Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GLICK PLUCHENIK 2011 TRUST

By:	/s/ Simon Glick
	Name:	Simon Glick
	Title:	Trustee

STONEGATE INVESTORS PARALLEL HOLDINGS LLC

By:
	Name:	Kevin Bhatt
	Title:	Vice President

LONG RIDGE EQUITY PARTNERS, LLC

By:
	Name:	Kevin Bhatt
	Title:	Partner

Acknowledgement:

STONEGATE MORTGAGE CORPORATION

By:
	Name:	James J. Cutillo
	Title:	Chief Executive Officer

Signature Page to Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GLICK PLUCHENIK 2011 TRUST

By:
Name:
Title:

STONEGATE INVESTORS PARALLEL HOLDINGS LLC

By:
	Name:	Kevin Bhatt
	Title:	Vice President

LONG RIDGE EQUITY PARTNERS, LLC

By:
	Name:	Kevin Bhatt
	Title:	Partner

Acknowledgement:

STONEGATE MORTGAGE CORPORATION

By:	/s/ James J. Cutillo
	Name:	James J. Cutillo
	Title:	Chief Executive Officer

Signature Page to Agreement

Exhibit A

(attached)

AGREEMENT

AGREEMENT (this “Agreement”), dated and effective as of September 29, 2013, by and among Stonegate Investors Holdings LLC, a Delaware limited liability company (“SIH”), and Stonegate Investors Parallel Holdings LLC, a Delaware limited liability company (“Parallel”).

W I T N E S S E T H:

WHEREAS, SIH is the owner of (i) 8,064,881 shares of common stock (“Common Stock”) of Stonegate Mortgage Corporation, an Ohio corporation (“Stonegate”), which constitutes 45.81% of issued and outstanding capital stock of Stonegate and (ii) warrants to purchase up to 277,777 shares of Common Stock; and

WHEREAS, Parallel is a member of SIH with a percentage interest of 75% (the “Parallel Membership Interests”);

WHEREAS, each of the parties desire that SIH (i) distribute to Parallel (x) 1,134,124 shares of Common Stock (the “Subject Stonegate Shares”) and (y) warrants to purchase up to 39,062 shares of Common Stock (the “Subject Stonegate Warrant Shares”, and together with the Subject Stonegate Shares, the “Subject Stonegate Interests”) and (ii) redeem 14.06% of the Parallel Membership Interests (the “Redeemed Parallel Interests”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Distribution and Redemption.  (a) SIH hereby distributes, assigns and transfers to Parallel all of SIH’s right, title and interest in and to the Subject Stonegate Interests Stock and (b) Parallel hereby conveys and surrenders to SIH, and SIH hereby redeems the Redeemed Parallel Interests.

2.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

3.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[The remainder of this page is intentionally blank and the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STONEGATE INVESTORS HOLDINGS LLC

By:	/s/ Kevin Bhatt
	Name:	Kevin Bhatt
	Title:	Vice President

STONEGATE INVESTORS PARALLEL HOLDINGS LLC

By:	/s/ Kevin Bhatt
	Name:	Kevin Bhatt
	Title:	Vice President

[Signature Page to Agreement]